United Realty Trust Incorporated 10-K

Exhibit 1.2

United Realty Trust Incorporated

SOLICITING DEALER AGREEMENT

Ladies and Gentlemen:

United Realty Trust Incorporated, a Maryland corporation (the “Company”), has filed its registration statement with the Securities and Exchange Commission (the “Commission”) for the public offering (the “Offering”) of up to an aggregate of 100,000,000 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Shares”), at an offering price per Common Share of the Company’s net asset value per Common Share, plus applicable selling commissions and dealer manager fees, subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus (as defined below).

The Company has entered into an Amended and Restated Dealer Manager Agreement dated as of March 31, 2015 (as may be amended, amended and restated or otherwise modified from time to time, the “Dealer Manager Agreement”) with Cabot Lodge Securities LLC, d/b/a United Realty Securities, a Delaware limited liability company (the “Dealer Manager”), pursuant to which the Dealer Manager has agreed to use its best efforts to solicit subscriptions in connection with the Offering. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.

  In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (collectively, the “Soliciting Dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions for the Common Shares in connection with the Offering. You are hereby invited to become one of the Soliciting Dealers and, as such, to use your best efforts to solicit subscribers for the Common Shares, in accordance with the following terms and conditions of this Soliciting Dealer Agreement (this “Agreement”).

1.

Registration Statement. A registration statement on Form S-11 (File No. 333-178651), including a preliminary prospectus, was prepared by the Company and was filed with the Commission on December 21, 2011, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the Common Shares, and such registration statement was declared effective by the Commission on August 15, 2012 (the “Effective Date”). The Company has prepared and filed such amendments and supplements to the registration statement, including such amended prospectuses, as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the Effective Date, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (a) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (b) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

2.

Compliance with Applicable Rules and Regulations; License and Association Membership.

Upon the effectiveness of this Agreement, the undersigned dealer will become one of the “Soliciting Dealers” that is referred to in the Dealer Manager Agreement, and shall be referred to herein as “Soliciting Dealer”. Soliciting Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations promulgated thereunder (including, without limitation, the provisions of Regulation M applicable to the Offering, as interpreted by the Commission and after giving effect to any applicable exemptions) (the “Exchange Act Rules and Regulations”), the Rules of FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2340 (Customer Account Statements) and 2420 (Dealing with Non-Members), and FINRA Rules 2111 (Suitability), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein and all other applicable federal and state laws and regulations promulgated thereunder.

Soliciting Dealer will not offer the Common Shares for sale in any jurisdiction unless and until it has been advised that the Common Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto. Soliciting Dealer will offer Common Shares only to persons in the states in which it is advised in writing by its counsel that the Common Shares are qualified for sale or that such qualification is not required. In offering the Common Shares, Soliciting Dealer will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, FINRA rules and the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. Notwithstanding the foregoing, Soliciting Dealer shall not execute any transaction with respect to the Common Shares in a discretionary account without prior written approval of the transaction by the customer.

Soliciting Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and to the Dealer Manager that Soliciting Dealer is a properly registered or licensed broker-dealer, duly authorized to sell the Common Shares under federal securities laws and regulations and that it is a member in good standing of FINRA. Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the state in which its principal office is located. This Agreement shall automatically terminate with no further action by either party if Soliciting Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Soliciting Dealer’s principal office is located. Soliciting Dealer agrees to notify the Dealer Manager immediately if Soliciting Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Soliciting Dealer’s principal office is located.

3.

Limitation of Offer.

(a)

Soliciting Dealer will not offer Common Shares and will not permit any of its registered representatives to offer Common Shares in any jurisdiction unless both Soliciting Dealer and such registered representative are duly licensed to transact business in securities in such jurisdiction. In offering Common Shares, Soliciting Dealer shall comply with the rules set forth in the FINRA Manual, as well as all other applicable rules and regulations.

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(b)

Soliciting Dealer shall maintain all Subscription Agreements (as defined below) for at least six years or for such period of time as is required in order to comply with all applicable federal and other regulatory requirements, whichever period of time is longer. Soliciting Dealer may satisfy its obligation by contractually requiring Subscription Agreements to be maintained by the investment advisers or banks it engages. Soliciting Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated thereunder. Soliciting Dealer agrees to make such documents and records available to the Dealer Manager and the Company upon request, and representatives of the Commission and FINRA upon Soliciting Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

4.

Delivery of Prospectus and Approved Sales Literature.

(a)

Soliciting Dealer will: (i) deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Common Shares prior to the tender of such person’s subscription agreement (the “Subscription Agreement”); (ii) promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering; (iii) deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within the Registration Statement and any supplements thereto during the course of the Offering; (iv) when provided by the Company or the Dealer Manager with a copy of the Prospectus, or any supplement or amendment thereto, deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, such Prospectus, supplement or amendment; (v) not use any sales materials in connection with the solicitation of purchasers of the Common Shares except Approved Sales Literature (as defined below); (vi) to the extent the Company provides Approved Sales Literature, not use such Approved Sales Literature unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be amended or supplemented in the future; and (vii) not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Soliciting Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval. As used in this Agreement, “Approved Sales Literature” has the meaning set forth in the Dealer Manager Agreement, but excludes material or writing marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Common Shares.

(b)

Nothing contained in this Agreement shall be deemed or construed to make Soliciting Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Soliciting Dealer is not authorized to act for the Dealer Manager or the Company.

(c)

Soliciting Dealer will not send or provide supplements to the Prospectus or any Approved Sales Literature to any prospective investor unless it has previously sent or provided a Prospectus and all supplements thereto to that prospective investor or has simultaneously sent or provided a Prospectus and all supplements thereto with such Prospectus supplement or Approved Sales Literature.

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(d)

Notwithstanding anything to the contrary that may be contained in this Agreement, Soliciting Dealer will not show to or provide to any prospective investor, or reproduce, any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Common Shares.

(e)

The Dealer Manager will supply Soliciting Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Approved Sales Literature, for delivery to prospective investors as soon as reasonably practicable after sufficient quantities thereof have been made available to the Dealer Manager by the Company in accordance with the Dealer Manager Agreement.

(f)

Soliciting Dealer agrees that it will rely upon no statement whatsoever, written or oral, other than the statements in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature. Soliciting Dealer is not authorized by the Dealer Manager or the Company to give any information or to make any representation not contained in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature in connection with the sale of the Common Shares.

5.

Submission of Orders; Right to Reject Orders.

(a)

With respect to Soliciting Dealer’s participation in any resales or transfers of the Common Shares, Soliciting Dealer agrees to comply with any applicable requirements set forth in Section 2.

(b)

Subject to any continuing escrow obligations imposed by certain states as described in the Prospectus, payments for Common Shares shall be made payable to “United Realty Trust Incorporated”. Soliciting Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to the United Realty Trust Incorporated New Business Team, c/o Phoenix American Financial Services, Inc., at the address provided in the Subscription Agreement.

When Soliciting Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check for the purchase of Common Shares were initially received by Soliciting Dealer from the subscriber, Soliciting Dealer shall transmit the Subscription Agreement and check for the purchase of Common Shares to the Company or, if any state has imposed continuing escrow obligations, to UMB Bank, N.A. (the “Escrow Agent”), as applicable, by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Soliciting Dealer’s internal supervisory procedures, Soliciting Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Soliciting Dealer shall transmit the check for the purchase of Common Shares and the Subscription Agreement to the Final Review Office by the end of the next business day following Soliciting Dealer’s receipt of the Subscription Agreement and check for the purchase of Common Shares. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check for the purchase of Common Shares, forward both the Subscription Agreement and check for the purchase of Common Shares to the Company or, if any state has imposed continuing escrow obligations, to the Escrow Agent, as applicable. If any Subscription Agreement solicited by Soliciting Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within ten business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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Notwithstanding the foregoing, in accordance with the applicable Exchange Act Rules and Regulations, if Soliciting Dealer has net capital of $250,000 or more, it may instruct its customers to make their checks payable to Soliciting Dealer. In such case, Soliciting Dealer shall issue a check made payable to the Company in accordance with the foregoing provisions of this Section 5(b).

(c)

All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company, which reserves the right to reject any order in its sole discretion for any or no reason. If Soliciting Dealer receives a check not conforming to the subscription instructions, it shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Issuance and delivery of a Common Share will be made only after a sale of a Common Share is deemed by the Company to be completed in accordance with Section 3(c) of the Dealer Manager Agreement. If an order is rejected, cancelled or rescinded for any reason, then Soliciting Dealer will return to the Dealer Manager any selling commissions or dealer manager fees theretofore paid with respect to such order, and, if Soliciting Dealer fails to so return any such selling commissions or dealer manager fees, the Dealer Manager shall have the right to offset amounts owned against future selling commissions or dealer manager fees due and otherwise payable to Soliciting Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6.

Soliciting Dealer’s Compensation.

(a)

Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement, the Dealer Manager shall pay to Soliciting Dealer a selling commission equal to 7.0% of the offering price per Common Share (assuming the maximum selling commission and dealer manager fee) for which a sale is completed, for each Common Share sold by it; provided, however, that the sale is accepted and confirmed by the Company. For purposes of this Section 6(a), Common Shares are “sold” only if an executed Subscription Agreement is accepted by the Company and the Company has thereafter distributed to the selling commission to the Dealer Manager in connection with such transaction pursuant to the Dealer Manager Agreement.

(b)

Notwithstanding the foregoing, it is understood and agreed that no selling commission shall be payable with respect to particular Common Shares if the company rejects a proposed subscriber’s Subscription Agreement. Accordingly, Soliciting Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority shall reside solely in the Dealer Manager, as the dealer manager and processing broker-dealer of the Offering.

(c)

The Dealer Manager may, in its sole discretion, reallow to Soliciting Dealer, for marketing support, from the dealer manager fee that the Dealer Manager receives from the Company pursuant to the Dealer Manager Agreement, such amounts as are described in the Prospectus, or any supplement or amendment thereto. Soliciting Dealer agrees that it will spend any amount so reallowed exclusively on the marketing of the Common Shares. Subject to the immediately succeeding paragraph, the Dealer Manager may, in its sole discretion, request the Company to reimburse Soliciting Dealer for a reasonable accountable bona fide due diligence expenses; provided, that such expenses have actually been incurred, are support by detailed and itemized invoices provided to the Company and the Company had theretofore given its prior written approval of incurrence of such expenses.

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(d)

Certain marketing expenses, such as Soliciting Dealer conferences, may be advanced to Soliciting Dealer and later deducted from the portion of the dealer manager fee that otherwise would have been reallowed to Soliciting Dealer. If the Offering is not consummated, Soliciting Dealer will repay any such advance to the Dealer Manager to the extent not expended on marketing expenses. Any such advance shall be deducted from the amount of the dealer manager fee that will otherwise be reallowable to Soliciting Dealer. Notwithstanding anything herein to the contrary, Soliciting Dealer will not be entitled to receive any portion of the dealer manager fee which would cause the aggregate amount of selling commissions, dealer manager fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Soliciting Dealers to exceed 10% of the gross proceeds raised from the sale of Common Shares in the Offering.

(e)

The Company will not be liable or responsible to Soliciting Dealer for the payment or reallowance of any selling commissions or fees to Soliciting Dealer, such payment or reallowance being the sole and exclusive responsibility of the Dealer Manager (to the extent set forth in this Agreement). Soliciting Dealer acknowledges and agrees that the Dealer Manager’s liability for selling commissions or fees payable or reallowable to Soliciting Dealer is limited solely to selling commissions or fees received by the Dealer Manager from the Company pursuant to the Dealer Manager Agreement in connection with Soliciting Dealer’s sale of Common Shares.

7.

Reserved Common Shares. The number of Common Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. The Dealer Manager reserves the right to notify Soliciting Dealer by United States mail or by other means of the number of Common Shares reserved for sale by Soliciting Dealer, if any. Such Common Shares will be reserved for sale by Soliciting Dealer until the time specified in the Dealer Manager’s notification to Soliciting Dealer. Sales of any reserved Common Shares after the time specified in the notification to Soliciting Dealer or any requests for additional Common Shares will be subject to rejection in whole or in part.

8.

Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. Except for obligations and liabilities expressly assumed by the Dealer Manager hereunder, the Dealer Manager shall not have any liability to Soliciting Dealer for or in respect of: (a) the validity or value of or title to, the Common Shares; (b) the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto; (c) any instrument executed by the Company or by others; (d) the form or validity of the Dealer Manager Agreement or this Agreement; (e) the delivery of the Common Shares; (f) the performance by the Company or by others of any agreement on its or their part; (g) the qualification of the Common Shares for sale under the laws of any jurisdiction; or (h) any matter in connection with any of the foregoing; provided, however, that nothing in this Section 8 shall be deemed to relieve the Company or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Company or the Dealer Manager shall be implied or inferred herefrom.

9.

Conditions to the Effectiveness of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be subject to the following conditions:

(a)

The Dealer Manager Agreement shall be in force and effect.

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(b)

No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission.

(c)

FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the distribution of Common Shares pursuant to the Offering.

10.

Indemnification.

(a)

Under the Dealer Manager Agreement, the Company has agreed to indemnify Soliciting Dealer and the Dealer Manager and each person, if any, who controls Soliciting Dealer or the Dealer Manager, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Soliciting Dealer hereby agrees to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Soliciting Dealer agrees to indemnify the Company in the Dealer Manager Agreement.

(b)

In furtherance of, and not in limitation of, the foregoing, Soliciting Dealer will indemnify, defend and hold harmless the Dealer Manager and the Company, and their officers, directors, employees, members, managers, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties, and each person who signed the Registration Statement, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon: (i) in whole or in part, any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Soliciting Dealer; (ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto, or (B) in any Approved Sales Literature; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereto necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement thereto necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Soliciting Dealer specifically for use with reference to Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; (iv) any use of sales literature, including “broker-dealer use only” materials, by Soliciting Dealer that is not Approved Sales Literature; (v) any untrue statement made by Soliciting Dealer or its representatives or agents or any omission by Soliciting Dealer or its representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Common Shares, in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company; or (vi) any failure by Soliciting Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts in connection with the Offering, including applicable Rules of FINRA, Exchange Act Rules and Regulations and the USA PATRIOT Act (as defined below). Soliciting Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with any investigation or defense of any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Soliciting Dealer may otherwise have.

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(c)

Promptly after receipt by any Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)

An indemnifying party under this Section 10 shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11.

Contribution. If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 9 of the Dealer Manager Agreement shall be applicable.

12.

Company as Party to Agreement. Each of the Company and United Realty Advisors LP, a Delaware limited partnership (the “Advisor”), shall be a third party beneficiary of Soliciting Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11. No provision of Section 10 or Section 11 may be amended or waived without the prior written consent of the Company and the Advisor. Each of the Company and the Advisor shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.

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13.

Privacy Laws; Compliance. Soliciting Dealer agrees to: (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including but not limited to the Fair Credit Reporting Act (“FCRA”), and (iii) Soliciting Dealer’s own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; (c) except as expressly permitted under the FCRA, not disclose any information that would be considered a “consumer report” under the FCRA; and (D) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14.

Anti-Money Laundering Compliance Programs. Soliciting Dealer represents to the Dealer Manager and to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable Rules of FINRA, the Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Common Shares. Soliciting Dealer further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Soliciting Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager or the Company, provide a certification to the Dealer Manager or the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules, and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Upon request by the Dealer Manager at any time, Soliciting Dealer will (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with its most recent independent testing of its AML Program.

15.

Confidentiality. Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party to this Agreement agrees not to use any such information for any purpose, or disclose any such information to any person or entity, except as permitted by this Agreement or applicable laws, rules and regulations. This Section 15 shall survive the termination or expiration of this Agreement.

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16.

Non-Solicitation. Subject to this Section 16, the Dealer Manager agrees that it will not (and the Dealer Manager will use reasonable good faith efforts to ensure that its employees and representatives do not) solicit business from any of Soliciting Dealer’s contacts or customers or knowingly recruit any of Soliciting Dealer’s independent registered representatives. Notwithstanding the foregoing, the Dealer Manager may solicit Soliciting Dealer’s contacts, customers or independent registered representatives but only to the extent that the Dealer Manager can demonstrate a relationship with such contacts, customers or independent registered representatives that was not derived through the efforts of Soliciting Dealer’s representatives who are engaged in selling efforts directly in connection with the Offering. This Section 16 shall survive the termination or expiration of this Agreement.

17.

Miscellaneous.

(a)

Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as the dealer manager of the Offering for itself and on behalf of all Soliciting Dealers, including Soliciting Dealer party hereto, and authorizes the Dealer Manager to agree to any variation of the terms or provisions of the Dealer Manager Agreement and to execute and deliver any amendment, modification or supplement thereto. Soliciting Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Soliciting Dealers. Soliciting Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)

This Agreement, except for the provisions of Sections 8, 10, 11, 12, 13, 15, 16, and 17, may be terminated at any time by either party hereto upon forty-five (45) business days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 8, 10, 11, 12, 13, 15, 16, and 17, which shall survive the expiration or earlier termination of this Agreement.

(c)

Any notice, waiver, consent, approval or other communication (each, a “Notice”) from Soliciting Dealer shall be in writing addressed to the Dealer Manager at:

Cabot Lodge Securities LLC, d/b/a United Realty Securities

60 Broad Street, 34th Floor

New York, NY 10004

Tel: (212) 388-6800

Fax: (212) 388-6801

Attention: Craig Gould, Chief Executive Officer and President

with a copy to:

United Realty Advisors LP

60 Broad Street, 34th Floor

New York, NY 10004

Fax: (212) 388-6801

Attention: Daniel Edelman, General Counsel

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Any notice from the Dealer Manager to Soliciting Dealer shall be in writing and addressed to Soliciting Dealer at Soliciting Dealer’s address appearing following its signature below, or if such address is no longer valid, then at the address set forth in reports filed by Soliciting Dealer with FINRA. Any such notice will take effect upon receipt thereof.

Each Notice shall be deemed to have been duly given and effective upon actual receipt (or refusal of receipt). Any party may by Notice to the other parties given in accordance with this Section 17(c) designate another address or person for receipt of Notices hereunder. If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 17(c) designate a new address for receipt of Notices hereunder. For the avoidance of doubt, if a Notice given in accordance with this Section 17(c) to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

(d)

Nothing herein contained shall constitute the Dealer Manager, Soliciting Dealer, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)

If this Agreement is executed at a time when sales are not permitted to be made under the Securities Act because the Company does not have a registration statement that has been declared effective by the Commission, but the Company intends to file a registration statement or a post-effective amendment with the Commission, or has filed a registration statement or a post-effective amendment with the Commission, but such registration statement or post-effective amendment has not yet been declared effective by the Commission, then the Dealer Manager will notify Soliciting Dealer in writing when the applicable Effective Date has occurred. Soliciting Dealer agrees that it will not make any offers to sell the Common Shares or solicit purchasers for the Common Shares until Soliciting Dealer has received such written notice of the applicable Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Soliciting Dealer on and after the applicable Effective Date.

(f)

Within three business days after the execution of this Agreement, Soliciting Dealer shall provide to the Company’s wholesaling team a list of all its registered representatives, including with respect to each registered representative his or her name, Central Registration Depository number, telephone number and email address, and a list of all securities licenses held.

(g)

The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and Soliciting Dealer regarding recordholder information about the clients of Soliciting Dealer who have invested with the Company on an ongoing basis for so long as Soliciting Dealer has a relationship with such clients. Soliciting Dealer shall not disclose any password for a restricted website or portion of a restricted website provided to Soliciting Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Soliciting Dealer, any material downloaded from such restricted website or portion of a restricted website.

(h)

Soliciting Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations hereunder. Any purported assignment or delegation by Soliciting Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Soliciting Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Soliciting Dealer.

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(i)

This Agreement may be amended from time to time by consent of the parties hereto. Soliciting Dealer’s consent will be deemed to have been given to an amendment to this Agreement, and such amendment will be effective, five business days following written notice to Soliciting Dealer of such amendment if it does not notify the Dealer Manager in writing prior to the close of business on such fifth business day that Soliciting Dealer does not consent to such amendment. Notwithstanding the foregoing, Soliciting Dealer agrees that (i) it shall consent to any amendment, supplement or modification of the terms of this Agreement requested by FINRA, and (ii) any amendment, supplement or modification of the terms of this Agreement will be effective immediately and Soliciting Dealer’s consent will be deemed to have been given to any such amendment, supplement or modification by its sale of Common Shares or otherwise receiving and retaining an economic benefit for participating in the Offering as a Soliciting Dealer.

(j)

This Agreement may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(k)

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(l)

The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

[Signatures on following page]

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If the foregoing is in accordance with Soliciting Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Soliciting Dealer’s indicated acceptance thereof shall constitute a binding agreement between Soliciting Dealer and the Dealer Manager.

Very truly yours,

CABOT LODGE SECURITIES LLC, D/B/A UNITED REALTY SECURITIES

By:
Name:
Title:

Dealer Manager Signature Page to

Soliciting Dealer Agreement

The undersigned dealer confirms its agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the Dealer Manager Agreement attached as Exhibit A hereto. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. The undersigned dealer represents and warrants that it is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by the regulatory authority in the state in which its principal office is located, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA, all rules and regulations promulgated by FINRA and all applicable laws, rules and regulations.

Dated: ______________
Please indicate the CRD number(s) for all affiliated entities of Soliciting Dealer to which the above Soliciting Dealer Agreement applies: ________________________	Name of Soliciting Dealer

Federal Identification Number

By:
Name:
Authorized Signatory

Kindly have checks representing selling commissions and dealer manager fees forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:
Street

City

State and Zip Code

Telephone No.

Fax No.
Attention:

Exhibit A

Dealer Manager Agreement